Exhibit 99.1

Birmingham Bloomfield Bancshares, Inc. 33583 Woodward Avenue Birmingham, MI 48009 248-723-7200
July 26, 2011

For Immediate Release:	Contact:	Robert M. Farr Chief Executive Officer Birmingham Bloomfield Bancshares, Inc. 248-283-6430
Birmingham Bloomfield Bancshares, Inc.
Announces Continued Profitability with Second Quarter Results
BIRMINGHAM, MI — Birmingham Bloomfield Bancshares, Inc. (OTC Bulletin Board: BBBI.OB) (“the Company”), the holding company for Bank of Birmingham, today announced continued profitability and record earnings for the first six months of 2011. The favorable results are a product of improved margins, lower loan loss provision expense and increased noninterest income.
The Company reported net income of $261,000 or $0.15 per common share for the second quarter of 2011 compared to net income of $85,000 or $0.05 per common share for the same period of 2010. Net income for the six month period ended June 30, 2011 was $676,000 or $0.38 per common share compared to $67,000 or $0.04 per common share for the same period last year.
Results of Operation
The Company continues to experience an increase in net interest income as a result of growth in the loan portfolio, higher yields on earning assets and lower net funding costs. Net interest income for the second quarter of 2011 was $1.251 million an increase of 17.3% compared to the same period last year. Net interest margin continued the trend of quarterly improvement reaching 4.51% for the period. Net interest income for the first six months of 2011 increased 24.6% to $2.511 million compared to the same period ended June 30, 2010. Net interest margin for the six month period ended June 30, 2011 was 4.50% compared to 4.08% for the same period last year.
Provision expense for the second quarter of 2011 was $15,000, a decrease of $162,000 from the same period last year and $24,000 less than March 31, 2011. Total provision expense for the year to date period ending June 30, 2011 was $54,000 a reduction of $235,000 relative to same period of 2010. The lower provision expense reported for the current year is directly attributable to the improved credit quality of the loan portfolio and limited number of nonperforming assets. The Company did not experience any charge offs during the first six months of 2011, compared to $296,000 for the same period last year.
Revenue from non-interest income sources continue to positively impact the performance

Birmingham Bloomfield Bancshares, Inc. 33583 Woodward Avenue Birmingham, MI 48009 248-723-7200
of the Company. Noninterest income for the second quarter of 2011 was $280,000 an increase of $243,000 compared to the same period last year. Total non-interest income for the six month period ended June 30, 2011 reached $605,000, an increase of $541,000 relative to the same period of 2010. The improvement is a result of an increase in the volume of residential loans sold in the secondary market and Small Business Administration (“SBA”) loan activity. Mortgage related income for the three and six month period ended June 30, 2011 was $47,000 and $59,000, respectively. SBA loan sales generated revenue of $209,000 during the second quarter of 2011 and $501,000 for the six month period ended June 30, 2011. The mortgage and SBA revenue sources are new for the Company in 2011.
Total non-interest expense for the second quarter of 2011 was $1.207 million, an increase of $414,000 compared to the same period of last year and marginally higher than the $1.083 million reported at March 31, 2011. Year to date non-interest expense for 2011 totaled $2.290 million, an increase of $664,000 relative to the same period last year. The increase in expenses relative to the prior year periods are the result of costs associated with developing the mortgage division, adding additional loan production offices for mortgage activity, hiring additional personnel and engaging professionals to assist the Company with strategic objectives.
Balance Sheet
Total assets as of June 30, 2011 were $118.604 million, a modest increase from the period ended March 31, 2011, and a 7.5% increase from December 31, 2010. The balance sheet growth is the direct result of an increase in loan and deposit balances. The Company continues to focus on generating core, organic growth in our primary markets, by providing a diverse portfolio of products. The asset quality of the Company remains strong. Nonperforming assets as of June 30, 2011 totaled $298,000 and the allowance for loan loss represented 1.50% of total loans. At June 30, 2011 the Company’s book value was $4.60 and the subsidiary Bank continues to be classified as well capitalized based on regulatory capital guidelines.
Chief Executive Officer Rob Farr issued the results and commented “we are excited to report the positive results of the Company for the first six months of 2011. We have been able to achieve a Return on Average Assets before preferred dividends of 1.34% and maintain a strong margin given the difficult interest rate environment and economy. Our core profitability continues to perform above peer and provide value to the franchise. The results of the Company are a direct result of the strategic initiatives management and the Board have implemented over the past 12 months. We look forward to the remainder of the 2011 and the future of the organization.”
Birmingham Bloomfield Bancshares, Inc. is the holding company for Bank of Birmingham, a full-service community bank serving Oakland County. Bank of Birmingham is dedicated to providing financial services to small and medium sized

Birmingham Bloomfield Bancshares, Inc. 33583 Woodward Avenue Birmingham, MI 48009 248-723-7200
businesses; their owners and employees; professionals; and individuals who work or reside in the Oakland County market area. Every Bank of Birmingham customer has a relationship manager who serves a single point of contact empowered to provide all the bank’s services.
Birmingham Bloomfield Bancshares, Inc. marketmakers include Howe Barnes Hoefer and Arnett (acquired by Raymond James), Chicago; Monroe Securities, Chicago; Hill, Thompson, Magid & Co; Jersey City, New Jersey; and Hudson Securities, Inc., Jersey City, New Jersey.
Forward-Looking Statements
This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include: changes in interest rates and interest-rate relationships; changes in the national and local economy; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies, and assessments; our ability to successfully integrate acquisitions into our existing operations, and the availability of new acquisitions, joint ventures and alliance opportunities; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and other factors included in the Corporation’s filings with the Securities and Exchange Commission, available free via EDGAR. The Corporation assumes no responsibility to update forward-looking statements.
(Unaudited Consolidated Financial Statements Follow)

Birmingham Bloomfield Bancshares, Inc.
Consolidated Balance Sheet (Unaudited)

	June 30,	December 31,	June 30,
	2011	2010	2010
ASSETS
Cash and due from banks	$13,251,574	$5,300,368	$15,250,255
Federal funds sold	—	65,936	34,492

Total cash and cash equivalents	13,251,574	5,366,304	15,284,747

Securities available-for-sale	2,951,686	3,200,002	4,030,157
Securities held-to-maturity	—	—	—
Federal Home Loan Bank Stock	169,900	160,200	162,100

Total securities	3,121,586	3,360,202	4,192,257

Loans held for Sale	793,209	322,500	—

Portfolio loans
Consumer loans	1,065,737	1,054,573	793,309
Mortgage loans	10,545,335	11,335,007	10,592,809
Commercial loans	88,467,511	87,989,098	78,818,713

Total loans	100,078,583	100,378,678	90,204,831
Less: Allowance for loan loss	1,502,099	1,448,096	1,167,482

Net loans	98,576,484	98,930,582	89,037,349

Premises and equipment, net	1,480,407	1,359,510	1,408,849
Accrued interest receivable and other assets	1,380,689	995,438	1,066,513

TOTAL ASSETS	$118,603,949	$110,334,536	$110,989,715

LIABILITIES
Deposits
Noninterest-bearing	$16,374,765	$14,190,295	$11,815,643
Interest-bearing	89,930,476	83,060,199	87,988,239

Total deposits	106,305,241	97,250,494	99,803,882

Short term borrowings	—	1,469,095	—
Accrued interest payable, taxes and other liabilities	602,245	629,422	363,905

Total liabilities	106,907,486	99,349,011	100,167,787

SHAREHOLDERS’ EQUITY

Senior preferred stock A	1,635,000	1,635,000	1,635,000
Discount on senior preferred stock A	(51,826)	(61,027)	(70,176)
Warrant preferred stock B	82,000	82,000	82,000
Premium on warrant preferred stock B	5,633	6,634	7,628
Senior preferred stock C	1,744,000	1,744,000	1,744,000
Discount on senior preferred stock C	—	—	—
Common Stock, no par value	17,034,330	17,034,330	17,034,330
Authorized — 4,500,000 shares
Issued and outstanding — 1,800,000 shares
Accumulated other comprehensive income	139,975	112,908	128,195
Additional paid in capital	—	—	—
Additional paid in capital — share based payments	493,154	493,154	493,154
Accumulated deficit	(9,385,803)	(10,061,474)	(10,232,203)

Total shareholders’ equity	11,696,463	10,985,525	10,821,928

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$118,603,949	$110,334,536	$110,989,715

Book value per share	$4.60	$4.21	$4.12

Birmingham Bloomfield Bancshares, Inc.
Consolidated Statement of Income (Unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Interest Income
Interest and fees on loans
Commercial loans	$1,401,178	$1,256,460	$2,814,965	$2,365,979
Installment loans	13,459	10,476	26,547	18,925
Mortgage loans	15,644	18,860	35,169	35,869
Home Equity loans	97,661	89,812	195,592	178,561
Late charges and fees	6,302	5,149	17,780	13,562

Total loan interest and fee income	1,534,244	1,380,757	3,090,053	2,612,896

Interest bearing deposits	5,733	5,711	10,351	11,316
Federal Funds Sold	—	519	13	1,248

Interest on investment securities
Taxable	24,811	31,357	52,722	66,055
Tax-exempt	—	—	—	—

Total investment income	24,811	31,357	52,722	66,055

Total interest income	1,564,788	1,418,344	3,153,139	2,691,515

Interest Expense
Interest on deposits	313,877	351,733	627,932	675,979
Interest on borrowed funds	—	—	14,509	—

Total interest expense	313,877	351,733	642,441	675,979

Net Interest Income	1,250,911	1,066,611	2,510,698	2,015,536
Provision for loan losses	15,000	176,892	54,000	289,297

Net Interest Income After Provision for Loan Losses	1,235,911	889,719	2,456,698	1,726,239

Non-interest Income
Service charge income	12,589	12,443	24,161	22,078
Mortgage banking activities	47,322	—	58,761	—
Other income	220,253	24,435	522,351	41,822

Total non-interest income	280,164	36,878	605,273	63,900

Non-interest Expense
Salaries and employee benefits	643,368	356,383	1,225,385	757,007
Occupancy expense	125,583	101,841	243,685	220,475
Equipment expense	42,188	34,492	77,588	70,069
Loss on branch closing	—	—	—	—
Advertising	44,697	46,960	80,743	52,240
Data Processing	60,560	49,580	109,573	105,130
Professional fees	145,916	98,177	257,440	166,388
Other expense	144,207	104,612	295,521	254,939

Total non-interest expense	1,206,519	792,045	2,289,935	1,626,248

Net Income (Loss) Before Income Taxes	309,556	134,552	772,036	163,891
Income tax expense	—	—	—	—

Net Income (Loss)	309,556	134,552	772,036	163,891
Dividend and accretion on preferred stock	48,182	49,207	96,365	96,658

Net Income (Loss) applicable to common shareholders	$261,374	$85,345	$675,671	$67,233

Income (Loss) per share — basic	$0.15	$0.05	$0.38	$0.04

Birmingham Bloomfield Bancshares, Inc.
Financial Summary and Selected Ratios (Unaudited)
(Dollars in thousands except per share data)

	Year to Date
	June 30,		Change
	2011	2010	Amount	Percentage
INCOME STATEMENT
Interest Income	$3,153	$2,692	$462	17.2%
Interest Expense	642	676	(34)	-5.0%

Net Interest Income	2,511	2,016	495	24.6%
Provision for loan loss	54	289	(235)	-81.3%
Non-interest income	605	64	541	847.2%
Non-interest expense	2,290	1,626	664	40.8%

Income (loss) before Income Taxes	772	164	608	371.1%
Income tax expense	—	—	—	0.0%

Net Income (Loss)	772	164	608	371.1%
Dividend and accretion on preferred stock	96	97	(0)	-0.3%

Net Income (Loss) — common shareholders	$676	$67	$608	905.0%

Income (loss) per share — basic & diluted	$0.38	$0.04	$0.34	905.0%

BALANCE SHEET DATA
Total assets	118,604	110,990	7,614	6.9%
Average Assets	116,223	102,266	13,957	13.6%
Total loans	100,079	90,205	9,874	10.9%
Allowance for loan loss (ALLL)	1,502	1,167	335	28.7%
Total deposits	106,305	99,804	6,501	6.5%
Other borrowings	—	—	—	0.0%
Shareholders’ equity	11,696	10,822	875	8.1%
Average Equity	11,325	10,746	579	5.4%

ASSET QUALITY
Other real estate owned (OREO)	298	—	298	0.0%
Net charge-offs	—	296	(296)	-100.0%
Non-accrual loans	—	—	—	0.0%
(2) Non-performing assets (NPA)	298	—	298	0.0%
Non-accrual loans / total loans	0.00%	0.00%	0.00%	0.0%
Allowance for loan loss / total loans	1.50%	1.29%	0.21%	16.0%

PERFORMANCE MEASUREMENTS
Net interest margin (tax equivalent)	4.50%	4.08%	0.42%	10.3%
(1) Return on average assets (annualized)	1.34%	0.32%	1.02%	314.6%
(1) Return on average common equity (annualized)	19.67%	4.50%	15.17%	337.6%
Efficiency ratio	73.49%	78.21%	-4.72%	-6.0%
Tier 1 Leverage Ratio (Bank only)	8.55%	8.50%	0.05%	0.59%
Equity / Assets	9.86%	9.75%	0.11%	1.1%
Total loans / Total deposits	94.1%	90.4%	3.76%	4.2%
Book value per share	$4.60	$4.12	$0.48	11.6%
Income (loss) per share — basic & diluted	$0.38	$0.04	$0.34	905.0%
Shares outstanding	1,800,000	1,800,000	—	0.0%

(1)	Amount is computed on net income before preferred dividends.

(2)	Non-performing assets includes non-accrual loans and other real estate owned.

Birmingham Bloomfield Bancshares, Inc.
Financial Summary and Selected Ratios (Unaudited)
(Dollars in thousands except per share data)

	Quarter Ended
	June 30,	March 31	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
INCOME STATEMENT
Interest Income	$1,565	$1,588	$1,554	$1,506	$1,418
Interest Expense	314	329	327	337	352

Net Interest Income	1,251	1,260	1,226	1,170	1,067
Provision for loan loss	15	39	49	256	177
Non-interest income	280	325	37	24	37
Non-interest expense	1,207	1,083	1,046	840	792

Income (loss) before Income Taxes	310	462	169	98	135
Income tax expense	—	—	—	—	—

Net Income (Loss)	310	462	169	98	135
Dividend and accretion on preferred stock	48	48	48	48	49

Net Income (Loss) applicable to common	$261	$414	$121	$50	$85

Income (loss) per share — basic & diluted	$0.15	$0.23	$0.07	$0.03	$0.05

BALANCE SHEET DATA
Total assets	118,604	116,521	110,335	111,254	110,990
Average Assets	117,002	115,435	111,366	110,091	106,960
Total loans	100,079	98,205	100,379	94,284	90,205
Allowance for loan loss (ALLL)	1,502	1,487	1,448	1,424	1,167
Total deposits	106,305	104,588	97,250	99,997	99,804
Other borrowings	—	—	1,469	—	—
Shareholders’ equity	11,696	11,403	10,986	10,899	10,822
Average Equity	11,481	11,167	10,942	10,860	10,770

ASSET QUALITY
Other real estate owned (OREO)	298	—	—	298	—
Net charge-offs	—	—	24	—	265
Non-accrual loans	—	298	298	—	—
(2) Non-performing assets (NPA)	298	298	298	298	—
Non-accrual loans / total loans	0.00%	0.30%	0.30%	0.00%	0.00%
Allowance for loan loss / total loans	1.50%	1.51%	1.44%	1.51%	1.29%

PERFORMANCE MEASUREMENTS
Net interest margin (tax equivalent)	4.51%	4.49%	4.69%	4.41%	4.13%
(1) Return on average assets (annualized)	1.06%	1.62%	0.60%	0.35%	0.50%
(1) Return on average common equity (annualized)	15.39%	24.17%	8.89%	5.21%	7.32%
Efficiency ratio	78.80%	68.36%	82.78%	70.39%	71.78%
Tier 1 Leverage Ratio (Bank only)	8.55%	8.33%	8.15%	8.19%	8.53%
Equity / Assets	9.86%	9.79%	9.96%	9.80%	9.75%
Total loans / Total deposits	94.1%	93.9%	103.2%	94.3%	90.4%
Book value per share	$4.60	$4.44	$4.21	$4.16	$4.12
Income (loss) per share — basic & diluted	$0.15	$0.23	$0.07	$0.03	$0.05
Shares outstanding	1,800,000	1,800,000	1,800,000	1,800,000	1,800,000

(1)	Amount is computed on net income before preferred dividends.

(2)	Non-performing assets includes non-accrual loans and other real estate owned.